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                                                                  EXHIBIT (10)a.


                    SEPARATION AGREEMENT AND GENERAL RELEASE
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     This Separation Agreement and General Release ("Agreement") is entered into by and between Jeffrey C. Girard ("Girard") and SUPERVALU INC. ("SUPERVALU").

     WHEREAS, Girard's duties with SUPERVALU as Executive Vice President and Chief Financial Officer shall terminate by mutual agreement effective July 12, 1997; and

     WHEREAS, Girard and SUPERVALU desire to fully and finally settle all issues, differences and actual and potential claims between them, including, but in no way limited to, any claim that might arise out of Girard's employment with SUPERVALU and the termination thereof;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, Girard and SUPERVALU agree as follows:

     1. Girard hereby resigns from his position with SUPERVALU as Executive Vice President and Chief Financial Officer, effective July 12, 1997, and resigns as an employee of the company effective July 12, 1998.

     2. For a period of twelve months, from July 13, 1997 through July 12, 1998, SUPERVALU agrees as follows:

          a. to continue paying Girard's base compensation, less all customary SUPERVALU deductions;

          b. to continue to provide Girard with his current automobile and country club allowances; and

          c. to continue to provide Girard with his current health, dental, and life insurance coverages on the same terms currently in place, provided that SUPERVALU's obligation hereunder to provide any such coverage(s) shall terminate immediately if and when Girard becomes employed elsewhere and becomes eligible to receive any such coverage(s) from a new employer.

     3. It is understood that that the gross amount of any payment to be made by SUPERVALU after October 12, 1997 pursuant to paragraph 2 shall be reduced by the gross amount of:

          a. any compensation received by Girard from any subsequent employer during that same period, and

          b. any income from self-employment in excess of a reasonable return on any related personal investment by Girard during that same period.

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     4.   Girard shall be eligible for a pro rata annual bonus, if any, for fiscal year 1998, based upon his service through July 12, 1997. Any such bonus will be paid to Girard at the same time it is paid to other participants in the normal course of business.

     5. Girard shall be entitled to exercise any vested stock options during a period of sixty (60) days following his last receipt of any base compensation payments from SUPERVALU. It is understood, however, that no additional options shall vest at any time after October 13, 1997, with the exception of price vesting options which may vest in accordance with the terms of such options.

     6. On or before July 22, 1997, SUPERVALU shall pay Girard for all accrued vacation pay through July 12, 1997, less all customary SUPERVALU deductions.

     7. SUPERVALU shall provide Girard with executive-level outplacement services, or some other similar arrangement of comparable cost.

     8. Girard's rights to benefits under all other SUPERVALU benefit plans shall be governed by the terms of those plans.

     9. All other items of compensation not mentioned in paragraphs 2 through 7 above have been resolved, and Girard shall have no further claim to any other items of compensation or benefits.

     10. Girard agrees that he was not entitled to all of the payments and benefits described in paragraphs 2 through 7 as a result of his employment with SUPERVALU, and that the payments and benefits are being provided as consideration for his acceptance and execution of this Agreement.

     11. As an essential inducement to SUPERVALU to enter into this Agreement, and as consideration for the foregoing promises of SUPERVALU, Girard agrees as follows:

          (a) Girard acknowledges that during the course of his employment, he has had access to and gained knowledge of highly confidential and proprietary information and trade secrets, as defined in SUPERVALU's policies. Girard further acknowledges that the misuse, misappropriation or disclosure of this information could cause irreparable harm to SUPERVALU, both during and after the term of Girard's employment. Therefore, Girard agrees that both during his employment and during the period ending twelve (12) months after his last receipt of any base compensation hereunder, he will not disclose to, or use for the benefit of anyone outside of SUPERVALU, any financial or other information reflecting the financial position, performance, or valuation of SUPERVALU or any portion thereof. Girard further agrees that during this same period he will not disclose to, or use for the benefit of anyone outside of SUPERVALU, any confidential or proprietary information or trade secrets, except upon SUPERVALU's written consent.

          (b) Girard confirms and agrees that SUPERVALU will be substantially harmed if Girard were to compete with SUPERVALU subsequent to his separation from employment. Therefore, Girard agrees that for the period commencing upon his execution of this Agreement and ending twenty-four (24) months after his last receipt of any base compensation hereunder, Girard will not, within the continental United States, directly or

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indirectly, own, manage, operate, join, control, be employed by or participate in ownership, management, operation or control of, or be connected in any manner with any business that competes with SUPERVALU as a food wholesaler. Girard further agrees that for the period commencing upon his execution of this Agreement and ending twelve (12) months after his last receipt of any base compensation hereunder, Girard will not, within the continental United States,
(i) directly or indirectly, own, manage, operate, join, control, be employed by or participate in ownership, management, operation or control of, or be connected in any manner with Schnucks Markets, Inc., or (ii) directly or indirectly, become involved in any manner with any current customer of SUPERVALU for the purpose of acquiring, leasing, selling, or otherwise disposing of any of that customer's stores. Girard shall retain the right to seek the written approval of SUPERVALU's Chief Executive Officer waiving the requirements of this paragraph 11(b) with respect to any particular activity in which Girard seeks to engage.

          (c) Girard agrees that for the period commencing upon his execution of this Agreement and ending twelve (12) months after his last receipt of any base compensation hereunder, he will not either directly, or in concert with others, recruit, solicit or induce, or attempt to induce, any employee or employees of SUPERVALU or any of its affiliates to terminate their employment and/or become associated with another employer. Girard further agrees that for the period commencing upon his execution of this Agreement and ending twenty-four (24) months after his last receipt of any base compensation hereunder, he will not either directly, or in concert with others, recruit, solicit or induce, or attempt to induce, any Information Technology employee or employees of SUPERVALU or any of its affiliates to terminate their employment and/or become associated with another employer.

          (d) Without limiting the other remedies available to SUPERVALU in the event that Girard should violate any of the provisions of paragraphs 11 (a),
(b), and/or (c), Girard agrees that SUPERVALU's obligation to provide any further payments and/or benefits under paragraphs 2 through 7 above shall terminate immediately upon any such violation.

          (e) By this Agreement, Girard and SUPERVALU intend to settle any and all claims which Girard has or may have against SUPERVALU as a result of Girard's employment with SUPERVALU and/or the cessation of Girard's employment with SUPERVALU. For the consideration expressed herein, Girard hereby releases and discharges SUPERVALU, its officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, and/or directors from all liability for damages or claims of any kind and agrees not to institute any claim for damages or otherwise, by charge or otherwise, nor authorize any other party, governmental or otherwise, to institute any claim via administrative or legal proceedings against SUPERVALU for any such claims including, but not limited to, any claims arising under or based upon the Minnesota Human Rights Act, Minn. Stat. (S)(S) 363.01 et seq.; Title VII of the Civil Rights Act, 42 U.S.C. (S)(S) 2000e et seq.; the Age Discrimination in Employment Act, 29 U.S.C. (S)(S) 621 et seq.; or the Americans With Disabilities Act, 42 U.S.C. (S)(S) 12101 et seq.; and any contract, quasi contract, or tort claims, whether developed or undeveloped, arising from or related to Girard's employment with SUPERVALU, and/or the cessation of Girard's employment with SUPERVALU. Girard and SUPERVALU agree that, by signing this Agreement, Girard does not waive any claims arising after the execution of this Agreement.

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          (f)  By this Agreement, SUPERVALU releases Girard, his successors and assigns from all liability for damages or claims of any kind and agrees not to institute any claim for damages or otherwise arising from or related to Girard's employment with SUPERVALU.

     12. Girard agrees to provide services to SUPERVALU as reasonably requested so long as he continues to receive any payments of base compensation hereunder.

     13. Girard further agrees that he will be available upon reasonable notice and will voluntarily participate in the defense or prosecution of any pertinent claims or litigation that may be brought against or on behalf of SUPERVALU. SUPERVALU agrees that it will indemnify Girard with respect to such claims or litigation to the same extent that it is permitted to indemnify its current officers.

     14. Girard is hereby informed of his right to rescind this Agreement as far as it extends to potential claims under Minn. Stat. (S)(S) 363.01 et seq. (prohibiting discrimination in employment) by written notice to SUPERVALU within fifteen (15) calendar days following his execution of this Agreement. To be effective, such written notice must either be delivered by hand or sent by certified mail, return receipt requested, addressed to Mr. Ronald C. Tortelli, SUPERVALU INC., P. O. Box 990, Minneapolis, Minnesota 55440, delivered or post-marked within such fifteen (15) day period. Girard understands that SUPERVALU will have no obligations under this Agreement in the event such notice is timely delivered and any payments made as of that date by SUPERVALU pursuant to paragraphs 2 through 7, above, shall be immediately repaid by Girard to SUPERVALU.

     15. Girard is hereby informed of his right to revoke this Agreement as far as it extends to potential claims under the Age Discrimination in Employment Act, 29 U.S.C. (S)(S) 621 et seq. by informing SUPERVALU of his intent to revoke this Agreement within seven (7) calendar days following his execution of this Agreement. Girard understands that SUPERVALU will have no obligations under this Agreement in the event such notice is timely delivered and any payments made as of that date by SUPERVALU pursuant to paragraphs 2 through 7, above, shall be immediately repaid by Girard to SUPERVALU.

     16. Girard is hereby informed that the terms of this Agreement shall be open for acceptance by him for a period of twenty-one (21) days during which time he may consider whether to accept this Agreement.

     17. The terms of this Agreement shall remain strictly confidential between the parties hereto, and shall not be disclosed to third persons unless required by law.

     18. Girard understands and agrees that effective July 12, 1997, he is no longer authorized to incur any expenses or obligations or liabilities on behalf of SUPERVALU, unless authorized in advance by SUPERVALU's Chief Executive Officer.

     19. Girard agrees that on or before July 12, 1997 he will return to SUPERVALU any property of SUPERVALU in his possession or control.

     20. Girard agrees that he will refrain from making any statements, whether written or oral, which are disparaging of SUPERVALU, its directors, officers, employees, agents, or representatives. Girard agrees that SUPERVALU's obligation to provide any further payments

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and/or benefits under paragraphs 2 through 7 above shall terminate immediately upon any violation of this paragraph 19. SUPERVALU agrees that its officers and directors will refrain from making any statements, whether written or oral, that are disparaging of Girard.

     21. This Agreement shall not in any way be construed as an admission by SUPERVALU that it has acted wrongfully with respect to Girard or any other person, or that Girard has any rights whatsoever against SUPERVALU. SUPERVALU specifically disclaims any liability to, or wrongful acts against, Girard or any other person, on the part of itself, its directors, its officers, its employees, its representatives or its agents.

     22. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. Girard hereby affirms that his rights to payments or benefits from SUPERVALU are specified exclusively and completely in this Agreement. Any modification of, or addition to, this Agreement must be in writing, signed by SUPERVALU and Girard.

     23. This Agreement is personal to Girard and may not be assigned by Girard without the written agreement of SUPERVALU. All payments provided herein to or for the benefit of Girard and the maintenance of coverages as herein provided, shall be made to his estate and for the benefit of his dependents, heirs and beneficiaries in the event of his death prior to the receipt thereof.

     24. This Agreement constitutes a contract enforceable against either party and shall be construed and enforced in accordance with the laws of the State of Minnesota. Nothing contained in this Agreement is intended to violate any applicable law. If any part of this Agreement is construed to be in violation of a state and/or federal law, then that part shall be null and void, but the balance of the provisions of this Agreement shall remain in full force and effect.

     25. Girard hereby affirms and acknowledges that he has read the foregoing Agreement and that he has hereby been advised to consult with an attorney prior to signing this Agreement. Girard agrees that the provisions set forth in this Agreement are written in language understandable to him and further affirms that he understands the meaning of the terms of this Agreement and their effect. Girard represents that he enters into this Agreement freely and voluntarily.

          IN WITNESS WHEREOF, the parties have executed this Agreement by their signatures below.


Dated:   7/11/97                         /s/  Jeffrey C. Girard
                                         ----------------------------------
                                         Jeffrey C. Girard



Dated:   7/11/97                         SUPERVALU  INC.


                                         By:  /s/ Michael Wright
                                              -----------------------------
                                              Its:  Chairman and CEO


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